Exhibit 10.9.3

*** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.

AMENDMENT #3 TO CARRIER SERVICE AGREEMENT

ESCHELON TELECOM, INC.

June 25, 2001

This is Amendment #3 to the Carrier Service Agreement between Global Crossing Bandwidth, Inc., on behalf of itself and its affiliates that may provide a portion of the services hereunder (“Global Crossing”) and Eschelon Telecom, Inc. (“Eschelon” or “Purchaser”), dated August 25, 2000, as amended (the “Agreement”).

1.                                       Except as otherwise stated, capitalized terms used herein shall have the same meaning as set forth in the Agreement.

2.                                       Eschelon’s Schedule of Ancillary Fees has been revised and is attached as Amended Exhibit B. In addition, the Ancillary Fee schedule now includes Global Crossing’s newest Toll-Free Automatic Provisioning Features for Eschelon’s Toll-Free Services and is newly identified and incorpaorated in the Agreement as Exhibit B(a).

3.                                       Eschelon’s CarrierConnectsm Dedicated Internet Service Schedule, now know as IP Transit Service, as last identified in the Agreement, is deleted in its entirety and modified as set out in Amended Exhibits P and P(a), attached to this Amendment.

4.                                       All revised rates are attached hereto and made a part hereof and will be effective on a go forward basis with Eschelon’s first full Billing Cycle following the execution of this Amendment #3 by Global Crossing.

5.                                       The balance of the Agreement and any executed amendments or addenda thereto not modified by this Amendment #3 shall remain in full force and effect.

6.                                       This Amendment #3 is effective as of the date signed by Global Crossing below.

Global Crossing Bandwidth, Inc		Eschelon Telecom, Inc.
formerly known as
Frontier Communications of the West, Inc.

By:	/s/Barrett O. MacCheyne	By:	/s/ R.A. Smith 7/9/01
	Barrett O. MacCheyne, President		Richard Smith, President and
	North American Carrier Services		Chief Operating Officer
Date:	7/10/01	Date:	7/9/01

06/25/25001

Amended Exhibit P

IP Transit Service

IP TRANSIT SERVICE permits direct access to the Internet via Global Crossing’s nationwide IP network. Connectivity is between Eschelon’s router and the Global Crossing router located in a Global Crossing IP POP. This Exhibit describes the specific terms, conditions and rates applicable to the Global Crossing IP Transit Service ordered as part of the Carrier Service Agreement dated August 25, 2000 between Eschelon and Global Crossing (hereinafter the “Master Agreement”). In the event of any conflict between this Exhibit and the Master Agreement, the terms of this Exhibit shall control.

1.                                       TERM.

1.1                                 Each circuit shall have a specific in-service term commitment of *** years, which shall be separate and distinct from the term of the Master Agreement. Upon expiration, non-renewal or early termination of the Master Agreement, except if the Master Agreement is terminated by a Party for the other Party’s uncured breach, then, notwithstanding the term stated in the Master Agreement, the Master Agreement will continue in effect with respect to the IP Transit Service as long as a circuit installed under this Exhibit remains in operation.

1.2                                 Unless one Party provides the other with at least 90 days prior written notice of its intent not to renew a circuit after the circuit’s minimum commitment period expires, then, unless the Parties agree otherwise in writing, a circuit shall automatically renew for an additional one year period at Eschelon’s existing rate at the time of the automatic renewal. The foregoing notice and renewal process shall also apply for each additional renewal period.

2.                                       BILLING AND PAYMENT; MINIMUM COMMITMENTS.

2.1                                 Eschelon shall pay Global Crossing for the IP Transit Service at the rates and charges set out in the rate schedule attached to this Exhibit. Billing for a circuit shall commence upon the earlier to occur of (i) 30 days following the date Global Crossing notifies Eschelon, in writing or via electronic transmission, that the ordered circuit capacity is available from Global Crossing (regardless of whether or not Eschelon’s Interconnection Facilities [defined in paragraph 5.2 below] are installed and operational), or (ii) the date the ordered circuit capacity is first utilized by Eschelon (the “Service Date”).

2.2                                 Monthly recurring charges (“MRC”) shall be invoiced by Global Crossing on a monthly basis in advance and non-recurring charges shall be invoiced in arrears. If the Service Date for any circuit falls on a day other than the first day of any Billing Cycle, the initial charge to Eschelon shall consist of: (i) the pro-rata portion of the applicable monthly charge covering the period from the Service Date to the first day of the subsequent Billing Cycle, and (ii) the monthly charge for the following Billing Cycle. Payment terms are set out in the Master Agreement.

2.3                                 The pricing in this Exhibit is limited to the IP Transit Service provided from the “on-net” nodes set out in the Global Crossing IP POP List and SONET POP list, which lists may, at Global Crossing’s discretion, be changed from time to time. Global Crossing reserves the right to charge Eschelon for backhaul facilities if “off-net” routing or special “on-net” routing is agreed to by Global Crossing. If Global Crossing’s cost in providing the IP Transit Service is increased due to circumstances beyond its reasonable control, then Global Crossing may revise the rates and charges in this Exhibit upon 30 days written notice to Eschelon. Eschelon may cancel, without further liability (other than to pay for the circuit through the date of cancellation), any circuits subject to a rate/charge increase (other than increases resulting from governmental or regulatory assessments) upon written notice to Global Crossing given no later than 30 days after Eschelon’s receipt of the increase notice.

2.4                                 If a circuit is canceled after installation but prior to expiration of its minimum term commitment, except if canceled by Eschelon (i) under paragraph 2.3 above (ii) for Global Crossing’s uncured breach, or (iii) because it is replaced with a circuit of equal or greater charge, Eschelon shall be liable for, and shall pay to Global Crossing, an early termination fee in an amount equal to the applicable monthly per circuit minimum recurring charge times the number of months remaining on the unexpired term commitment (whether the initial or a renewal term) for the circuit.

2.5                                 In addition to forecasts for other Services that may be required under the Master Agreement or any attachment thereto, Eschelon must supply Global Crossing with a six-month rolling forecast, updated quarterly, for IP Transit Service. The forecast must include information regarding anticipated capacity requirements by city. The forecasts must be provided on the first business day of each quarter of the calendar year, and shall cover the six-month period beginning with the first day of the subsequent quarter of such calendar year (e.g. on or about January 1, Eschelon shall provide Global Crossing with a forecast covering April 1 thru September 30). In the event Eschelon fails to submit a forecast in accordance with this provision, or the forecast which is submitted did not reasonably estimate the volume of Eschelon’s actual IP Transit Service, then Eschelon shall have waived its right to receive any credit for the affected month under the provisions of Section 3 hereof.

3.                                       SERVICE LEVEL AGREEMENT AND CREDITS.

3.1                                 The following Service Level Agreement (SLA) applies to all IP Transit circuits with term commitments of at least one year. The SLA covers (i) the router port in the Global Crossing IP-POP (and, if applicable, the SONET backhaul circuit), which connects directly to Eschelon’s local access circuit, (ii) the Global Crossing network backbone interconnecting the Global Crossing IP-POPs, and (iii) supporting systems within Global Crossing’s control, which provide domain name routing and other functions which enable Eschelon to logically interact with the network. This SLA specifically excludes (a) the local circuit between Eschelon’s premises and the Global Crossing SONET POP or IP-POP, (b) customer premise equipment either owned by Eschelon or provided through Global Crossing, (c) connections between Global Crossing’s network and other Internet service providers, (d) other Internet service provider networks, (e) force majeure events, (f) scheduled maintenance or outages or emergency interruptions, (g) credits owed in the events Eschelon fails to submit forecasts in accordance with section 2.5, and (h) any act or omission on the part of Eschelon, third party contractors or vendors or any other entity over which Eschelon exercises control or has the right to exercise control.

A.                                   Network Availability of 99.9% measured on a monthly basis for Global Crossing’s IP access ports and backbone network in the contiguous United States.

B.                                     Average monthly round-trip transmission latency of no more than 85 milliseconds within Global Crossing’s backbone in the contiguous United States.

C.                                     Less than 1% packet loss on the Global Crossing IP backbone in the contiguous United States.

3.2                                 The entire liability of Global Crossing for all claims of whatever nature arising out its failure to meet the SLA or otherwise related to its provision of the IP Transit Service (including its negligence), shall be a credit as follows:

A.                                   For service interruptions or network unavailability (the inability of Global Crossing’s network to pass traffic between its IP-POPs) greater than 120 continuous minutes (hereafter an “Outage”), Eschelon will be eligible to receive a credit computed in accordance with the following formula (the “Outage Credit”):

Outage Credit =	Hours of Outaqe - 2 hours	x Total MRC for Affected Circuit
720 hours

The Outage Credit shall apply to the charges for any circuit affected by an Outage; provided, however, that if any portion of the affected circuit remains useable by Eschelon, the Outage Credit shall not apply to that pro-rata portion of the mileage. The duration of each Outage shall be calculated in hours and shall include fractional portions thereof. An Outage shall be deemed to have commenced upon verifiable notification thereof by Eschelon to Global Crossing, or, when indicated by network control information actually known to Global Crossing network personnel, whichever is earlier. Each Outage shall be deemed to terminate upon restoration of the affected circuit as evidenced by appropriate network tests by Global Crossing. Global Crossing shall give notice to Eschelon of any scheduled outage as early as is practicable, and a scheduled outage shall under no circumstance be viewed as an Outage hereunder.

3.3                                 Outage Credits shall not be granted if the malfunction of any end-to-end circuit is due to an Outage or other defect occurring in Eschelon’s Interconnection Facilities.

3.4                                 All Outage Credits shall be credited on the next monthly invoice for the affected circuit after receipt of Eschelon’s written request for credit, provided that Eschelon timely reported the IP Transit Service failure. Written request must be received within thirty (30) days of the SLA failure event. The total of all Outage Credits applicable to or accruing in any given month shall not exceed the 40% of the amount payable by Eschelon to Global Crossing for that same month for such circuit.

3.5                                 The Outage Credits described in this Section 3 shall be the sole and exclusive remedy of Eschelon in the event of any failure of Global Crossing to comply with the SLA, and under no circumstance shall such a failure be deemed a breach by Global Crossing under the Master Agreement.

4.                                       RATES AND CHARGES.

The applicable Monthly Recurring Charges (“MRC’s”), Non-Recurring Charges (“NRC’s”) and other charges for IP Transit Service are set forth on subdivision (a) of this Exhibit. Early termination of any circuit is subject to an early termination fee as described in Section 2.4 hereof. All charges are invoiced in U.S. dollars and paid in U.S. dollars.

Upon signature of a Service Request (SR) by Eschelon, the Parties agree that the SR constitutes a firm circuit order. A cancellation fee, as listed in subdivision (a) of this Exhibit, shall apply if Eschelon’s cancels such ordered circuit(s) prior to the Service Date. An order cannot be cancelled on the Service Date. All cancellation requests must be in writing. An order is considered cancelled when Global Crossing receives the written notice. The written notification cannot be retroactive.

5.                                       CIRCUIT AVAILABILITY DATE; INTERCONNECTION FACILITIES.

5.1                                 Upon receipt of a complete and accurate service order for a circuit, Global Crossing shall notify Eschelon of its target date for the delivery of each circuit (the “Estimated Availability Date”). Global Crossing shall use reasonable efforts to install each circuit on or before the Estimated Availability Date, but the inability of Global Crossing to deliver a circuit by such date, shall not be a breach by Global Crossing under the Master Agreement. If Global Crossing fails to make any circuit available within 90 days after acceptance by Global Crossing of the service order with respect to such circuit, Eschelon’s sole remedy shall be to cancel the service order which pertains to such circuit upon ten days prior written notice to Global Crossing.

5.2                                 Within the Global Crossing IP node where Eschelon orders circuits, Global Crossing shall provide appropriate equipment necessary to connect the circuits to Eschelon’s Interconnection Facilities. If Eschelon desires to install its own equipment in one or more IP or SONET POP, and Global Crossing, in its sole discretion, agrees to such installation, the Parties shall execute a colocation agreement acceptable to both Parties. Eschelon agrees that Eschelon’s Interconnection Facilities shall connect to the circuits provided by Global Crossing hereunder at the network interface points located in the IP and SONET POPs. As used herein, the term “Interconnection Facilities” shall mean transmission capacity provided by Eschelon or its third party supplier to extend the circuits provided by Global Crossing from a SONET or IP POP to any other location.

6.                                       GLOBAL CROSSING ACCEPTABLE USE AND SECURITY POLICIES.

6.1                                 Eschelon and its customers shall comply with Global Crossing’s Acceptable Use and Security Policies (collectively, the “Policy”), which Policy Global Crossing may modify at any time. The current, complete Policy is available for review at http://www.globalcrossing.com/aup (Global Crossing may change the Policy and website address via electronic notice). Without limiting the Policy, generally, neither Eschelon nor its customers may use Global Crossing’s network, machines, or services in any manner which:

(i)                                     violates any applicable law, regulation, treaty, or tariff;

(ii)                                  violates the acceptable use policies of any networks, machines; or services which are accessed through Global Crossing’s network; or

(iii)                               infringes on the intellectual property rights of others.

Prohibited activity includes, but is not limited to, unauthorized use (or attempted unauthorized use) of any machines or networks; denial of service attacks; falsifying header information or user identification or information; monitoring or scanning the networks of others without permission; sending unsolicited bulk e-mail; maintaining an open mail relay; collecting e-mail addresses from the Internet for the purpose of sending unsolicited bulk e-mail or to provide collected addresses to others for that purpose; and transmitting or receiving copyright-infringing or obscene material.

6.2                                 Eschelon and its customers are responsible for the security of their own networks and machines. Global Crossing assumes no responsibility or liability for failures or breach of Eschelon-imposed protective measures, whether implied or actual. Abuse that occurs as a result of Eschelon’s systems or account being compromised may result in suspension of the IP Transit Service or account access by Global Crossing. If a security related problem is escalated to Global Crossing for resolution, Global Crossing will resolve the problem in accordance with its then-current Policy. Without limiting the Policy, generally, the following activities are prohibited:

(i)                                     fraudulent activities of any kind;

(ii)                                  network disruptions of any kind; and

(iii)                               unauthorized access, exploitation, or monitoring.

6.3                                 Eschelon shall be responsible for enforcing the Policy for any third parties (including its customers) accessing the Internet through Eschelon’s use of the Network Services; and shall defend and indemnify Global Crossing with respect to claims related to such third party access.

6.4           Global Crossing reserves the right to suspend the IP Transit Service for Eschelon’s or its customers’ failure to comply with the requirements of Global Crossing’s then-current Policy. Further, Global Crossing may terminate the IP Transit Service for recurring violations of the Policy by Eschelon or its customers.

Amended Exhibit P(a)

IP Transit Service Rate Schedule

1.                                       Monthly Recurring Charges (MRC)

Customer Specific Pricing

A.                                   T-1 IP Transit Pricing (MRC) $ Per Full T-1

Aggregate # of T-1s	Pricing
1-49 T-1s	***
50+ T-1s	***

B.                                     DS-3 / OC-x Committed Bandwidth IP Transit Pricing (MRC) $ Per Mbps

Aggregate Capacity of all Installed DIA circuits	***	***
15 - 45 Mbps†	***	***
46 - 249 Mbps†	***	***
250 - 499 Mbps†	***	***
500 + Mbps†	***	***

†In order to qualify for a volume price discount on all installed circuits, Eschelon must notify Global Crossing in writing that Eschelon has qualified or will qualify for a reduced price based on an increase in committed bandwidth. The new price, as defined by the schedule above, will take effect in the first full Billing Cycle that the new volume level has been satisfied as long as written notification is received at least 15 days prior to the beginning of that Billing Cycle. No retroactive credits will be applied.

2.                                       Non-Recurring Charges (NRC)

	Minimum Bandwidth**	Term of Agreement Install Charge		Change Fee***	Cancellation Fee
Port		***	***
T-1	1.544 Mbps	***	***	***	***
DS-3	10 Mbps	***	***	***	***
OC-3	45 Mbps	***	***	***	***
OC-12	160 Mbps	***	***	***	***
OC-48*	500 Mbps	***	***	***	***
Fast Ethernet*	20 Mbps	***	***	***	***
Gigabit Ethernet*	250 Mbps	***	***	***	***

Notes:

*OC-48, Fast Ethernet and Gigabit Ethernet ports are available at select locations only.

**For DS-3 circuits and above, bandwidth can be purchased in increments of 5 Mbps above the minimum to the maximum bandwidth of the applicable circuit.

***Changes to ports requiring new port installation will be assessed install charge for a new port.

3.                                      Burstable Billing Calculation and Charqes

A.                                   Burstable billing is available on DS-3 circuits and above. For Burstable billing, the table above represents the committed bandwidth rate. The bursted bandwidth is derived from a 95/5 calculation as described below. The bandwidth utilized over and above the committed bandwidth amount, the bursted bandwidth, will be billed at 120% of the committed bandwidth rate as described below. Volume price breaks do not apply if volume threshold is surpassed due to bursted bandwidth.

B.                                     Upon completion of each Billing Cycle during the Term, Global Crossing shall calculate the Bursted Bandwidth Charge for such Billing Cycle applicable to each circuit for which Eschelon has ordered burstable billing according to the following formula:

(Bursted Bandwidth* - Committed Bandwidth) x (Committed Bandwidth MRC x 1.20)

* Bursted Bandwidth shall be calculated as follows:

•                                          Global Crossing shall poll the Global Crossing routers for ingress and egress usage on each respective circuit approximately every five minutes. The higher usage number (i.e., ingress or egress) for each poll shall be stack ranked. The top 5% of the usage numbers shall be discarded. The next highest measurement shall constitute the Bursted Bandwidth for the applicable circuit for the applicable Billing Cycle.

•                                          Bursted Bandwidth usage shall not be factored into the aggregate volume of committed bandwidth capacity for purposes of altering Eschelon’s committed bandwidth monthly recurring charge volume tier as set forth in this rate schedule. The outage credit set forth in the Exhibit shall not apply to Bursted Bandwidth.